EXHIBIT 4.2


                               WARRANT CERTIFICATE

THE WARRANTS  EVIDENCED  HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M.  (TORONTO
TIME) ON SEPTEMBER 27, 2006, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.
                               WARRANT CERTIFICATE
                                  ADSERO CORP.
                    (incorporated under the laws of Delaware)

CERTIFICATE NUMBER __________            ______________________________ WARRANTS
                                         (each entitling the holder to acquire,
                                         subject to adjustment, one common share
                                         for each Warrant)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY ANY PERSON OTHER THAN THE REGISTERED HOLDER HEREOF. THE WARRANTS REPRESENTED HEREBY WILL BE VOID AFTER SEPTEMBER 27, 2006 PURSUANT TO THE TERMS OF THE WARRANT INDENTURE (AS DESCRIBED BELOW). DO NOT DESTROY THIS CERTIFICATE.

THIS IS TO CERTIFY that, for value received, [INSERT NAME OF HOLDER HERE] (herein called the "WARRANTHOLDER" or "HOLDER") is the registered holder of the number of warrants ("WARRANTS") specified above of ADSERO CORP. (the "CORPORATION"), each Warrant entitling the holder to subscribe for, subject to adjustment, one fully paid and non-assessable common share ("Warrant Share") of the Corporation upon payment of an exercise price of US$1.50 per Warrant Share at any time on or before the Expiry Time (as hereinafter defined).

The Warrants represented by this certificate are issued under and pursuant to a certain warrant indenture (herein called the "WARRANT INDENTURE") made on September 27, 2004 between the Corporation and Beard Winter LLP ("WARRANT AGENT"), as warrant agent to which Warrant Indenture and any instruments supplemental or ancillary thereto or in amendment thereof reference is hereby made for a full description of the rights of the holders of the Warrants and the terms and conditions upon which such Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Warrant Indenture and all instruments supplemental or ancillary thereto or in amendment thereof were herein set forth, to all of which provisions the holder of these Warrants by acceptance hereof assents.

Unless otherwise defined herein, all terms defined in the Warrant Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Warrant Indenture and the provisions of this Warrant Certificate, the provisions of the Warrant Indenture shall prevail. The Warrant Agent will furnish to the holder of this Warrant Certificate, upon request and upon payment of reasonable photocopying and delivery charges, a copy of the Warrant Indenture.

EXERCISE PERIOD

The Warrants represented by this Warrant Certificate may be exercised by the holder (including, if applicable, any agent under any power of attorney granted by such holder) at any time during the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on September 27, 2006 (such time on such date, the "EXPIRY TIME").

EFFECT OF EXERCISE OF WARRANTS

A Warrantholder may, at any time (and from time to time) at or prior to the Expiry Time, exercise all or any number of the then outstanding Warrants held by it, by surrendering this Warrant Certificate to the Warrant Agent at its office in Toronto, Ontario or to any other person or at any other place designated by the Corporation with the approval of the Warrant Agent, during normal business hours on a Business Day at such place, with a duly completed and executed notice of exercise in the form set forth herein.

Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at its office in Toronto, Ontario or to such other person or at such other place as may be acceptable to the Warrant Agent.

Any notice of exercise in the form set forth herein must be signed by the Warrantholder, or its executors, administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent, acting reasonably, and, if any Warrant Shares thereby issuable are to be issued to a person or persons other than the Warrantholder, must specify the name or names and the address or addresses of each such person or persons and the number of Warrant Shares to be issued to each such person if more than one is so specified.

The holder may in certain circumstances exercise less than all of the Warrants evidenced by this Warrant Certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

Upon the exercise of any Warrants, the Warrant Shares thereby issuable shall be deemed to have been issued, and the person or persons to whom such Warrant Shares are to be issued shall be deemed to have become the holder or holders of record thereof, on the day on which this Warrant Certificate is surrendered in accordance with the terms of the Warrant Indenture (the "EXERCISE DATE"), unless the transfer registers for the Warrant Shares are closed on that date, in which case such Warrant Shares shall be deemed to have been issued and such person or persons shall be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Warrant Shares shall be issued on the basis of the number of Warrant Shares to which such person or persons were entitled on the Exercise Date.

Within five (5) Business Days following the surrender to the Warrant Agent of the Warrant Certificates in accordance with the provisions of the Warrant Indenture, the Corporation shall, subject to certain exceptions, cause the Warrant Agent to mail to the person or persons in whose name or names the Warrant Shares thereby issued have been issued, at its or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Warrant Certificates evidencing such Warrants were surrendered, certificates representing the Warrant Shares so issued.

If any Warrant Shares issuable pursuant to any Warrants are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Corporation or to the Warrant Agent on its behalf an amount equal to all exigible transfer taxes or other government charges, and neither the Corporation nor the Warrant Agent will be required to issue or deliver any certificates representing any such Warrant Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that such taxes and charges have been paid or that no such taxes or charges are owing.

If at the time of exercise of the Warrants there remain trading restrictions on the Warrant Shares pursuant to applicable securities legislation, the Corporation or the Warrant Agent may, upon the advice of counsel, endorse any Warrant Share to such effect.

WARRANTS VOID AFTER EXPIRY TIME

After the Expiry Time, no holder of a Warrant Certificate representing a Warrant which has not been validly exercised has any rights under the Warrant Indenture or a Warrant, and the Warrants are void and of no value or effect. No holder of a Warrant Certificate will receive any notice from the Warrant Agent notifying the holder thereof of the expiry date of the Warrant.

OTHER PROVISIONS

The Warrants and the Warrant Shares have not been registered under the United States Securities Act of 1933, as amended ("U.S. Securities Act") or the securities laws of any state, and this Warrant may not be exercised in the United States or by or on behalf of a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available, and the Corporation receives an opinion of counsel to such effect in form and substance satisfactory to it.

The Corporation will not be obligated to issue any fraction of a Warrant Share on the exercise of any Warrant. To the extent that a holder of Warrants would otherwise have been entitled to receive on exercise of the Warrants a fraction of a Warrant Share, the number of Warrant Shares received shall be rounded down to the next whole Warrant Share and the Corporation will not, in lieu of delivering the fractional Warrant Share, make any payment to the holder or satisfy the right to receive such fractional interest by payment to the Warrantholder of an amount in cash.

No Warrant Shares will be issued pursuant to any exercise of any Warrant if the issue of such security would constitute a violation of the securities laws of any applicable jurisdiction.

The Warrant Indenture provides for adjustments to the rights of the holders of Warrants, including the number of Warrant Shares issuable upon the exercise thereof, on the happening of certain stated events, including the subdivision or consolidation of the outstanding Common Shares of the Corporation, certain distributions of Common Shares of the Corporation, or of certain securities convertible into or exchangeable for Common Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain capital reorganizations.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Warrants.

On presentation at the office of the Warrant Agent in Toronto, Ontario subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged at no cost to the holder for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

The Warrants evidenced by this Warrant Certificate may only be transferred upon compliance with the conditions prescribed in the Warrant Indenture, including surrender to the Warrant Agent of this Warrant Certificate accompanied by a Form of Transfer in the form attached hereto, on the register of transfers to be kept at the office of the Warrant Agent in Toronto, Ontario by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent and the Corporation may prescribe, such transfer will be recorded on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

The holding of this Warrant Certificate will not constitute the holder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

Time is of the essence hereof.

This Warrant Certificate will be construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and will be treated in all respects as an Ontario contract.

To exercise your rights hereunder, please complete and execute the notice of exercise attached hereto as Exhibit "1" and deliver this Warrant Certificate to the Warrant Agent.

This Warrant Certificate and the Warrants represented hereby have not been registered under the U.S. Securities Act or any state securities laws. Accordingly, this Warrant Certificate and the Warrants may not be distributed in the United States or to, or for the benefit of, any resident or national thereof in contravention of the laws of any such jurisdiction. Compliance with the securities laws of any jurisdiction is the responsibility of the holder of Warrants or its transferee.

IN WITNESS WHEREOF THE CORPORATION has caused this Warrant Certificate to be signed by its officer or other individual authorized in that behalf as of September 27, 2004.

                                            ADSERO CORP.


                                            By
                                               ------------------------------
                                               Name:  William M. Smith
                                               Title: C.F.O.

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

                                            BEARD WINTER LLP, as Warrant Agent


                                            By:
                                                -----------------------------
                                                Name:  Julian L. Doyle
                                                Title: Partner

                                   EXHIBIT "1"


TO:      ADSERO CORP. (the "CORPORATION")

AND TO:  BEARD WINTER LLP

                               NOTICE OF EXERCISE

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right of such holder to be issued, and hereby subscribes for Warrant Shares, which Warrant Shares are issuable upon the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Warrant Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned hereby irrevocably directs that the said Warrant Shares be issued, registered and delivered as follows:

Name(s) in Full and Social    Address(es)              Number of Warrant Shares
Insurance  Number(s)
(if applicable)

--------------------------    ----------------------   -------------------------

--------------------------    ----------------------   -------------------------

--------------------------    ----------------------   -------------------------

Please print full name in which certificates representing the Warrant Shares are to be issued. If any Warrant Shares are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all exigible transfer taxes or other government charges, and the signature of the holder must be guaranteed by a member of a recognized Medallion Signature Guarantee program or a Canadian Schedule I Chartered Bank.

Once completed and executed, this Notice of Exercise must be mailed or delivered to 130 Adelaide St. W., Suite 701, Toronto, Ontario, M5H 2K4

The undersigned represents, warrants and certifies as follows (one only of the following must be checked):

A. [ ] The undersigned holder at the time of exercise of this Warrant; (i) is not in the United States; (ii) is not a "U.S. PERSON" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. SECURITIES ACT") and is not exercising this Warrant on behalf of a "U.S. PERSON"; and (iii) did not execute or deliver this Exercise Form in the United States.

B. [ ] The undersigned holder; (i) purchased the Warrants directly from the Corporation pursuant to a written subscription agreement for the purchase of Warrants; (ii) is exercising the Warrants solely for its own account or for the account of an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act for whom it exercises sole investment discretion and for whose account it obtained the Warrants, and not on behalf of any other person; and (iii) (and any person for whose account the undersigned is exercising the Warrants) was an "ACCREDITED INVESTOR" both on the date the Warrants were purchased from the Corporation and on the date of exercise of the Warrants.

C. [ ] An exemption from registration under the U.S. Securities Act and any applicable state securities law is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of Warrants must be in form and substance satisfactory to the Corporation.

The undersigned holder understands that unless box A above is checked, the certificate representing the Warrant Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

It is understood that the Corporation may require evidence to verify the foregoing representation.

Because any opinion of counsel tendered in connection with the exercise of Warrants must be in form and substance satisfactory to the Corporation, it is strongly recommended that any holder planning to exercise a Warrant by checking Box C above submit a draft of any proposed opinion to the Corporation in advance of exercise.

IF NOT EXERCISED ON OR PRIOR TO 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED IN THE WARRANT CERTIFICATE), THE WARRANTS EVIDENCED BY THIS CERTIFICATE WILL BE CANCELLED AND BECOME ABSOLUTELY VOID.

It is understood that the Corporation may require evidence to verify the foregoing representation.

DATED this day of _________________, 200__.
                                    )
                                    )
                                    )
                                    )
                                    )   ----------------------------------------
                                    )   Signature of Registered Holder
                                    )
                                    )
                                    )
                                    )
------------------------------------)   ----------------------------------------
Witness                                 Name of Registered Holder


[ ] Please check if the certificates Name of Registered Holder representing the Warrant Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

                                FORM OF TRANSFER


FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ______________________________________ (insert name and address of transferee)
the Warrants represented by this Warrant Certificate and hereby appoints ____________________________ as its attorney with full power of substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

DATED this day of _________________, 200__.
                                    )
                                    )
                                    )
                                    )
                                    )   ----------------------------------------
                                    )   Signature of Transferor
                                    )
                                    )
                                    )
                                    )
------------------------------------)   ----------------------------------------
Witness                                 Name of Transferor


Except pursuant to alternative arrangements satisfactory to the Warrant Agent and ADSERO CORP., the signature of Transferor must be guaranteed by a member firm of a recognized Medallion Signature Guarantee program or a Canadian
Schedule I Chartered Bank.